SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

June 12, 2001 (June 11, 2001)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26308	98-0152841

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14040 Danielson Street, Poway, Californa 92064-6857

(Address of principal executive offices) (Zip Code)

(858) 746-2400

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 5. Other Events.

      On June 11, 2001, ResMed Inc. issued a press release pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, announcing a proposed private placement of $150 million of convertible subordinated notes. However, no assurance can be made that the offering of the notes will be completed.

      A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

      The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 7. Exhibits.

99.1	Text of Press Release, dated June 11, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2001	ResMed Inc.

	By:	/s/ WALTER FLICKER

Walter Flicker Corporate Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated June 11, 2001.

4